PRUDENTIAL JENNISON SMALL COMPANY FUND, INC.

ARTICLES OF AMENDMENT

Prudential Jennison Small Company Fund, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

FIRST: The charter of the Corporation (the "Charter") is hereby amended such that, immediately upon the Effective Time (as defined below), every four shares of common stock, $0.01 par value per share, of the Corporation classified and designated as PGIM Jennison Small Company Fund Class C Common Stock (the "Class C Common Stock") that were issued and outstanding immediately before the Effective Time shall be combined into one issued and outstanding share of Class C Common Stock, $0.04 par value per share (the "Reverse Stock Split Amendment").

SECOND: The Charter is hereby further amended, effective immediately after the Effective Time, to decrease the par value of the shares of Class C Common Stock issued and outstanding immediately after the Effective Time to $0.01 per share (the "Par Value Amendment" and, together with the Reverse Stock Split Amendment, the "Amendments").

THIRD: The Amendments have been approved by a majority of the entire Board of Directors and the Amendments are limited to changes expressly authorized by Section 2-604(b) of the Maryland General Corporation Law to be made without action by the stockholders.

FOURTH: These Articles of Amendment shall become effective at 5:00 p.m. on December 27, 2021 (the "Effective Time").

FIFTH: The Amendments do not increase the authorized stock of the Corporation.

SIXTH: The undersigned officer of the Corporation acknowledges these Articles of Amendment to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of such officer's knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

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IN WITNESS WHEREOF, Prudential Jennison Small Company Fund, Inc. has caused these Articles of Amendment to be executed in its name and on its behalf by its Vice President and attested to by its Assistant Secretary as of this 17th day of December, 2021.

PRUDENTIAL JENNISON SMALL
ATTEST:		COMPANY FUND, INC.
	/s/ Diana Huffman		/s/Scott E. Benjamin
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Name:	Diana Huffman	Name:	Scott E. Benjamin
Title:	Assistant Secretary	Title:	Vice President